UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest): July 6, 2021

Commission File Number: 000-55986

BOTS, INC.
(Exact name of registrant as specified in charter)

Puerto Rico	27-4439285
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1064 Ave Ponce De Leon, Suite 200, San Juan, PR	00907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (570) 778-6459

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2021, the Company entered into a settlement agreement with Everything Blockchain, Inc. Under the settlement agreement the Company agreed to return 250,000 shares of Everything Blockchain Series B Preferred stock to Everything Blockchain in exchange for the assignment of the $1,400,000 promissory note owed by First Bitcoin Capital Corp to Everything Blockchain, along with the $110,000 interest owed on the promissory note. In addition, the Company received 20,726,120 BIT tokens held by Everything Blockchain. This transaction was a related party transaction and was conducted at arm’s length.

Simultaneously with the above transaction, the Company exchanged 125,000 shares of Series B Preferred stock for 50,000,000 shares of BOTS common stock owned by Epic Industry. In addition, the Company exchanged 125,000 shares of Series B Preferred stock for 50,000,000 shares of common stock owned by Paul Rosenberg.

In addition to the Company entered into a settlement agreement with APO Holdings, LLC where the Company issued 15,000,000 shares of common stock in exchange for the settlement of its outstanding debt owed to APO Holdings, LLC in the amount of $58,706.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description
10.1	Settlement Agreement Note Receivable and Mutual Release between BOTS Inc. and Everything Blockchain, Inc.
10.2	Share Exchange Agreement and Mutual Release between BOTS Inc. and Epic Industry Corp.
10.3	Share Exchange Agreement and Mutual Release between BOTS Inc. and Paul Rosenberg.
10.4	Settlement Agreement and Mutual Release between APO Holdings. Inc and NYAcres, Inc, a wholly-owned subsidiary of BOTS, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTS, INC.

Date: July 14, 2021	By:	/s/ Paul Rosenberg
Paul Rosenberg
Chief Executive Officer

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